UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 7, 2006 (February 1, 2006)

Conversion Services International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30420	20-1010495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Eagle Rock Avenue, East Hanover,
New Jersey	07936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 560-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    On February 1, 2006, Conversion Services International, Inc. (the "Company") entered into financing agreements with Laurus Master Fund, Ltd. ("Laurus"), pursuant to which it, among other things, (a) issued a secured non-convertible term note in the principal amount of $1,000,000 to Laurus (the “Term Note”), (b) issued a secured non-convertible revolving note in the principal amount of $10,000,000 to Laurus (the “Revolving Note”, collectively with the Term Note, the “Notes”), and (c) issued an option to purchase up to 3,080,000 shares of the Company's common stock to Laurus (the “Option”). The proceeds from the issuance of the Notes were used to refinance the Company’s outstanding obligations under an existing facility with Laurus (originally entered into in August 2004 and subsequently amended in July 2005) at a 5% premium. The Notes bear an annual interest rate of prime (as reported in the Wall Street Journal, which was 7.25% as of January 31, 2006) plus 1.0%, with a floor of 5.0%. Payments of principal and interest will be made in equal monthly amounts until maturity of both notes on December 31, 2007, at which time the 5% premium will also be due.

    In connection with the Notes, the Company and Laurus entered into an Overadvance Letter Agreement, pursuant to which Laurus exercised its discretion granted to it pursuant to the Security Agreement entered into in August 2004 to make a loan to the Company in excess of the “Formula Amount” (as defined therein). The Company also entered into a Stock Pledge Agreement and Security Agreement securing its obligations to Laurus, both prior to and including the Notes, as well as a Registration Rights Agreement pursuant to which the Company agreed to file a registration statement to register the shares of the Company’s common stock underlying the Option, as well as the shares of the Company’s common stock and the shares of the Company’s common stock underlying the warrants held by Laurus, within 90 days. As of the date of this filing, Laurus owns approximately 809,525 shares of the Company’s common stock, and warrants to purchase 400,000 shares of the Company’s common stock at $4.35 per share, 200,000 shares of the Company’s common stock at $4.65 per share and 200,000 shares of the Company’s common stock at $5.25 per share.

Item 9.01. Financial Statements and Exhibits.

Exhibits

4.1	Option issued to Laurus Master Fund, Ltd. to purchase 3,080,000 shares of the Company's common stock, dated February 1, 2006
10.1	Nonconvertible Secured Revolving Note in the principal amount of $10,000,000
10.2	Nonconvertible Secured Term Note in the principal amount of $1,000,000
10.3	Security Agreement dated February 1, 2006
10.4	Stock Pledge Agreement dated February 1, 2006
10.5	Overadvance Letter dated February 1, 2006

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

* * *

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2006	CONVERSION SERVICES INTERNATIONAL, INC.

	By:	/s/ Scott Newman
Name: Scott Newman
Title: President and Chief Executive Officer